UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 541-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 19, 2010, Pinnacle Entertainment, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that the Company had concluded that it would cancel the Company’s Sugarcane Bay project in Lake Charles, Louisiana. At the time the Form 8-K was filed, management anticipated that there may be cash expenditures associated with terminating certain contracts related to Sugarcane Bay, which amounts management could not estimate at that time.

The Company is filing this Form 8-K/A to amend the Original Form 8-K to update the disclosure therein under Item 2.05. On January 11, 2011, management made a determination of the estimated amount of the cash expenditures associated with terminating certain contracts related to the Company’s Sugarcane Bay project. Management estimates that the amount of the cash expenditures will be between approximately $100,000 to $10 million. The ranges for the cash expenditures represent estimates and remain subject to additional review.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.

(Registrant)

Date: January 13, 2011

By: /s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer